SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2013

IF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:      (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 11, 2013, IF Bancorp, Inc. (the “Company”) announced that its Board of Directors declared an initial cash dividend of $0.05 per common share.  The dividend will be paid on or about October 15, 2013, to stockholders of record as of the close of business on September 23, 2013.  This is the first cash dividend for the Company since the completion of its initial public offering on July 7, 2011.

On September 11, 2013, the Company also announced that its Board of Directors adopted a second stock repurchase program.  Under the new repurchase program, the Company may repurchase up to 228,535 shares of its common stock, or approximately 5% of the current outstanding shares.  A copy of the Company’s press release announcing the Company’s initial cash dividend and new stock repurchase program is attached as Exhibit 99.1 to this report.

 Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Press release dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: September 11, 2013	By:	/s/ Alan D. Martin
Alan D. Martin
President and Chief Executive Officer